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                                                                    EXHIBIT 23.1


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-46745) and related Prospectus of ChemTrak Incorporated for the registration of 4,266,600 shares of its common stock and to the incorporation by reference therein of our report dated January 17, 1997, with respect to the financial statements of ChemTrak Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                /S/ ERNST & YOUNG LLP

Palo Alto, California
March 5, 1998